                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           MEDALLION FINANCIAL CORP.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  (NAME OF PERSON(S) FILING PROXY STATEMENT,
                         IF OTHER THAN THE REGISTRANT)
Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:

    (2)Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)Proposed maximum aggregate value of transaction:

    (5)Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)Amount Previously Paid:

    (2)Form, Schedule or Registration Statement No.:

    (3)Filing Party:

    (4)Date Filed:

                           MEDALLION FINANCIAL CORP.
                       205 EAST 42ND STREET, SUITE 2020
                              NEW YORK, NY 10017
                                (212) 682-3300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 5, 1997

  The Annual Meeting of Stockholders of Medallion Financial Corp. (the "Company") will be held at the Helmsley Hotel, 212 East 42nd Street, New York, New York on Thursday, June 5, 1997 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

    1. To elect two directors to serve until the 2000 Annual Meeting of Stockholders.

    2. To ratify and approve the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year ending December 31, 1997.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on April 21, 1997 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Marie Russo, Secretary

New York, New York
April 29, 1997

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED VOTER INSTRUCTION CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE VOTER INSTRUCTION CARD IS MAILED IN THE UNITED STATES.

                           MEDALLION FINANCIAL CORP.
                       205 EAST 42ND STREET, SUITE 2020
                           NEW YORK, NEW YORK 10017

              PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 5, 1997

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Medallion Financial Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 5, 1997 (the "Annual Meeting") and at any adjournment of the Annual Meeting. All shares of Common Stock will be voted in accordance with the stockholders' instructions. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to The First National Bank of Boston, c/o Boston EquiServe, Shareholder Services Division, P.O. Box 664, Boston, Massachusetts 02102-0664.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, IS BEING MAILED TO STOCKHOLDERS WITH THE MAILING OF THIS NOTICE AND PROXY STATEMENT ON OR ABOUT APRIL 30, 1997.

VOTING SECURITIES AND VOTES REQUIRED

  On April 21, 1997, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 8,250,000 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Stockholders are entitled to one vote per share.

  The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall be necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered as present for quorum purposes but will not be counted as votes cast. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage or a plurality of the votes cast or shares voting on a matter.

  The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the meeting is required for the election of directors and the appointment of auditors.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information, as of April 21, 1997, regarding the ownership of the Company's Common Stock by (i) the only persons known by the Company to own more than five percent of the outstanding shares, (ii) all directors and nominees of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of April 21, 1997 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of such shares.

                                           SHARES OF COMMON    PERCENTAGE OF
                                          STOCK BENEFICIALLY    COMMON STOCK
            NAME AND ADDRESS                    OWNED        BENEFICIALLY OWNED
            ----------------              ------------------ ------------------
Alvin Murstein(1)........................     1,340,000            16.24%
 Chairman, Chief Executive Officer and
 Director
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Andrew Murstein Family Trust(2)..........     1,250,000            15.15
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Daniel F. Baker(3).......................        13,636             0.17
 Treasurer and Chief Financial Officer
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Michael Fanger(3)........................        13,636             0.17
 Executive Vice President
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Michael J. Kowalsky(3)...................        15,152             0.18
 Executive Vice President
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Marie Russo(3)...........................         9,200             0.11
 Senior Vice President and Secretary
 205 East 42nd Street, Suite 2020
 New York, NY 10017
Mario M. Cuomo, Director(3)..............         2,424             0.03
 Wilkie, Farr & Gallagher
 153 E. 53rd Street
 New York, NY 10022
Stanley Kreitman, Director(3)............         2,424             0.03
 Manhattan Associates
 375 Park Avenue, Suite 1606
 New York, NY 10152
David L. Rudnick, Director(3)............         2,424             0.03
 Century Properties, Inc.
 365 West Passaic Street
 Rochelle Park, NJ 07662
Benjamin Ward, Director..................         2,424             0.03
 Brooklyn Law School
 250 Joralemon
 Brooklyn, NY 11201

                                            SHARES OF COMMON    PERCENTAGE OF
                                           STOCK BENEFICIALLY    COMMON STOCK
             NAME AND ADDRESS                    OWNED        BENEFICIALLY OWNED
             ----------------              ------------------ ------------------
All officers and directors as a group.....     2,651,320            31.90
 (10 persons)(4)
Janus Capital Corporation(5)..............       748,300             9.07
 100 Fillmore Street
 Denver, CO 80206
The Capital Group Companies, Inc.(6)......       646,500             7.83
 333 South Hope Street
 Los Angeles, CA 90071
John Hancock Advisers, Inc.(7)............       503,100             6.09
 John Hancock Place
 Boston, MA 02117

--------
(1) Includes 1,250,000 shares owned by the Alvin Murstein Second Family Trust of which Alvin Murstein is a trustee and beneficiary.
(2) Andrew Murstein, President and Chief Operating Officer of the Company, is a trustee and beneficiary of the Andrew Murstein Family Trust.
(3) Consists of shares issuable upon the exercise of outstanding options exercisable on or before June 20, 1997.
(4) Includes (i) 1,250,000 shares owned by the Andrew Murstein Family Trust,
    (ii) 1,250,000 shares owned by the Alvin Murstein Family Trust, (iii) 90,000 shares owned by Alvin Murstein (the Alvin Murstein Family Trust and Andrew Murstein Family Trust hereinafter referred to collectively as the "Murstein Family Trusts") and (iv) 61,320 shares issuable upon the exercise of outstanding options which rest and become exercisable on or before June 20, 1997.
(5) Janus Capital Corporation ("Janus Capital") beneficially owns shares held by several affiliated investment management companies that beneficially own 748,300 shares of Common Stock. One such affiliate, the Janus Venture Fund, beneficially owns 449,950 shares of Common Stock. Thomas H. Bailey is President, Chairman and a stockholder of Janus Capital and may also be deemed to beneficially own all 748,300 shares.
(6) The Capital Group Companies, Inc. beneficially owns shares held by several affiliated investment management companies that beneficially own 646,500 shares of Common Stock. One such affiliate, The Capital Guardian Trust Company, beneficially owns 575,000 shares of Common Stock.
(7) John Hancock Advisers, Inc. ("JHA") beneficially owns shares held by several affiliated investment management companies that beneficially own 503,100 shares of Common Stock. Through their parent or subsidiary relationship to JHA, John Hancock Mutual Life Insurance Company, John Hancock Subsidiaries, Inc., John Hancock Asset Management and The Berkeley Financial Group may also be deemed to beneficially own these shares.

                             ELECTION OF DIRECTORS

  Directors are to be elected at the Annual Meeting. The number of directors remains fixed at six for the coming year. The Company's Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes, each with a term of three years. Only one class of directors stands for election in any year. Messrs. Kreitman and Rudnick are in the first class and stand for election at the Annual Meeting; Mr. Cuomo is in the second class and stands for election in 1998; and Messrs. Alvin Murstein and Ward are in the third class and stand for election in 1999. There is currently a vacancy in the second class of directors. Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors may from time to time after the Annual Meeting appoint an additional director to fill the vacancy and increase the number of directors. Any newly appointed directors must stand for election at the next meeting of stockholders.

  The Board of Directors has nominated Messrs. Kreitman and Rudnick for election and recommends that they be elected directors of the Company. The persons named in the enclosed proxy card, Alvin Murstein and Andrew Murstein, will vote to elect Messrs. Kreitman and Rudnick as directors of the Company unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy card to that effect. Mr. Kreitman and Mr. Rudnick each presently serves as a director and has consented to being named in this Proxy Statement and to serve if elected. If for any reason any nominee should become unavailable for election prior to the Annual Meeting, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently expected that either Mr. Kreitman or Mr. Rudnick, or both, will be unavailable.

  Set forth below are the name, age and length of service as a director for each member of the Board of Directors and the positions and offices held by him, his principal occupation and business experience during the past five years and the names of other publicly-held companies of which he serves as a director. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of April 21, 1997, appears under "Security Ownership of Certain Beneficial Owners and Management."

  Alvin Murstein is 62 years old and has been Chairman of the Board of Directors of the Company since its founding in 1995 and has been Chief Executive Officer of the Company since February 1996. Mr. Murstein has also been Chairman of the Board of Directors and Chief Executive Officer of Medallion Funding Corp. ("MFC"), a wholly-owned subsidiary of the Company, since its founding in 1979 and of Medallion Taxi Media, Inc. ("Media"), a wholly-owned subsidiary of the Company, since its founding in 1994. Mr. Murstein has been Chairman of the Board of Directors and Chief Executive Officer of Edwards Capital Corp. ("Edwards") and Transportation Capital Corp. ("TCC"), also wholly-owned subsidiaries of the Company, since June 1996. He served as Chairman of the Board of Directors and Chief Executive Officer of Tri-Magna Corporation ("Tri-Magna") from its founding in 1989 until its acquisition by the Company in May 1996. Mr. Murstein received a B.A. and an M.B.A. from New York University and has been an executive in the taxicab industry for over 40 years. Alvin Murstein is the father of Andrew Murstein.

  Mario M. Cuomo is 64 years old and has served as a director of the Company since February 1996. Mr. Cuomo served as Governor of the State of New York from January 1983 through 1994. Mr. Cuomo has been a partner in the law firm of Willkie Farr & Gallagher since February 1995. Willkie Farr & Gallagher serves as counsel to the Underwriters in connection with this Offering. Mr. Cuomo received a B.A., summa cum laude, from St. John's University and a J.D., magna cum laude, from St. John's University School of Law.

  Stanley Kreitman is 65 years old and has served as a director of the Company since February 1996. Mr. Kreitman serves as Vice Chairman of Manhattan Associates, an investment banking company. Mr. Kreitman served as a Director of Tri-Magna from 1991 until May 1996. Mr. Kreitman served as President of the United States Banknote Corporation, a securities printing company, from 1975 until his retirement in 1994. Mr. Kreitman is Chairman of the Board of Trustees of the New York Institute of Technology. Mr. Kreitman received an A.B. from New York University and an M.B.A. from New York University Graduate School of Business.

  David L. Rudnick is 56 years old and has served as a director of the Company since February 1996. Mr. Rudnick serves as President of Century Properties, Inc., a national commercial real estate concern. Mr. Rudnick joined Century Properties, Inc. in 1966. Mr. Rudnick was a director of West Side Federal Savings & Loan Association. Mr. Rudnick received an A.B. in economics from Harvard University and an M.B.A. from Columbia University Graduate School of Business. Mr. Rudnick is Andrew Murstein's father-in-law.

  Benjamin Ward is 70 years old and has served as a director of the Company since February 1996. Mr. Ward served as a Director of Tri-Magna from 1992 until May 1996. Mr. Ward served as Police Commissioner of New York City from 1984 until 1989. Mr. Ward received a B.A. in sociology, magna cum laude, from Brooklyn College and a J.D. from Brooklyn Law School.

  THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MESSRS. KREITMAN AND
RUDNICK.

                            APPOINTMENT OF AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP, independent accountants, to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF SUCH
APPOINTMENT.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee met one time during fiscal 1996 to review the (i) the effectiveness of the public accountants during the fiscal 1996 audit, (ii) the adequacy of the fiscal 1996 financial statement disclosures, (iii) the Company's internal control policies and procedures, and (iv) the selection of the Company's independent public accountants. The members of the Audit Committee are Messrs. Kreitman, Rudnick and Ward.

  The Company also has a standing Compensation Committee of the Board of Directors, which it is currently anticipated will make recommendations concerning compensation of the directors and executive officers of the Company including (i) all incentive or stock option plans or arrangements established by the Company for officers and employees, including the grant of stock options to employees, (ii) adoption and amendment of all employee stock option and other employee benefit plans and (iii) arrangements and the engagement of, terms of any employment agreements and arrangements with, and termination of, all officers of the Company. The Compensation Committee did not meet during fiscal 1996 because its functions were performed by the entire Board of Directors during the Company's initial year of operations, and by management prior to the Company's initial public offering on May 29, 1996. The members of the Compensation Committee are Messrs. Kreitman, Murstein* and Ward. See "Report of the Board of Directors as to Compensation Matters."

  The Board of Directors does not have a standing nominating committee. The Board of Directors held five formal meetings during fiscal 1996. Each director attended at least 75% of the meetings of the Board of Directors and all committees of the Board on which he served.
--------
*Mr. Murstein is an "interested person" as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

DIRECTORS' COMPENSATION

  The non-employee directors of the Company are each paid $10,000 per year for each year they serve and each receive $2,000 for each meeting of the Board of Directors that they attend and $1,000 for every meeting of a committee of the Board of Directors that they attend. Directors who are not employees, officers or interested persons of the Company ("Non-interested Directors") are entitled to participate in the Company's 1996 Non-interested Directors' Stock Option Plan (the "Directors Plan") which is administered by the directors who are not eligible to participate in such Plan. The Director Plan, which provides for the automatic grant of options to directors of the Company who are not employees, officers or interested persons of the Company. In accordance with the provisions of the 1940 Act, the automatic grant of options under the Director Plan did not occur until after the date of the approval of such Plan by the Commission. The Commission approved the Director Plan on December 23, 1996 (the "Approval Date"). The Company intends to amend the Director Plan and seek an amendment of the order it received from the Commission approving such Plan to include directors who are "interested persons" for purposes of the 1940 Act so long as they are not employees or officers of the Company.

  Employee directors of the Company are eligible to participate in the Company's 401(k) Investment Plan. More information concerning the Company's 401(k) Investment Plan can be found under "Report of the Board of Directors as to Compensation Matters." The Company does not provide any other pension or retirement plan with respect to its directors or employees.

  Information with respect to the aggregate compensation paid to directors of the Company, including options to purchase shares of the Company's Common Stock under the Director Plan, appears under "Compensation of Directors and Executive Officers."

CERTAIN TRANSACTIONS

  Approximately $13.4 million of the net proceeds from the Company's initial public offering were used by the Company to acquire Tri-Magna. Of this amount, approximately $1.7 million, representing 12.7% of the Tri-Magna purchase price, was paid to certain stockholders of Tri-Magna who are officers, directors or 5.0% stockholders of the Company as follows: Alvin Murstein--$1.4 million; Andrew Murstein--$105,000; Marie Russo--$24,000; Michael Fanger-- $92,660; Stanley Kreitman--$10,000 and Benjamin Ward--$10,000. Alvin Murstein used all of the net proceeds from his sale of Tri-Magna common stock to the Company to purchase shares of Common Stock of the Company at the initial public offering price per share of $11.00. In addition, approximately $2.5 million, representing 18.7% of the Tri-Magna purchase price was paid to certain stockholders of Tri-Magna who were also directors and officers of Tri-Magna as follows: Myron Cohen--$652,000; Robert Fanger--$686,000; Richard Giesser--$253,000; Barnet Lieberman--$212,000; Michael Miller--$663,980 and T. Lincoln Morison, Jr.--$10,000. Messrs. Cohen, Fanger, Giesser, Lieberman, Miller and Morison did not become officers, directors or 5.0% stockholders of the Company. As discussed in the following paragraph, Messrs. Cohen, Fanger and Miller are officers, directors and stockholders of the Company's investment adviser, FMC Advisers, Inc. ("FMC").

  In May 1996, the Company and FMC entered into a Sub-Advisory Agreement pursuant to which the Company retains FMC to serve as its investment adviser and to consult with management in the review and refinement of the Company's strategies. Under the Sub-Advisory Agreement, the Company pays FMC monthly in arrears, as compensation for the services rendered by FMC, a fee of $18,750. Myron Cohen, Robert Fanger and Michael Miller control FMC. They had served as directors and executive officers of Tri-Magna and MFC since inception and, along with Alvin Murstein, comprised Tri-Magna's Executive Committee. Messrs. Cohen,

Fanger and Miller ceased to hold their offices with Tri-Magna and MFC when these businesses were acquired by the Company in May 1996. Subject to certain limitations, the Murstein Trusts have agreed to maintain in escrow Common Stock worth 200% of the advisory fees payable by the Company under the Sub-Advisory Agreement during the first 48 months of service, thereby assuring FMC of the payment of $900,000 in advisory fees. In the event that the Company or its stockholders terminate or do not renew the Sub-Advisory Agreement during this period for any reason other than (i) breach of the Sub-Advisory Agreement by FMC or (ii) FMC's willful malfeasance, bad faith or gross negligence, the escrow agent will assign to FMC Common Stock in escrow equal in value to the amount of the fees payable over the balance of the 48-month period. If the value of the Common Stock required to be deposited in escrow is less than the value of the fees payable, FMC will have no further recourse against the Murstein Trusts.

  Mario M. Cuomo is a director of the Company and a partner in the law firm of Willkie Farr & Gallagher which served as counsel to the underwriters in connection with the Company's initial public offering and now serves as counsel to the underwriters in connection with the Company's pending follow-on public offering.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  Summary Compensation Table. The table below sets forth certain compensation information for the Company's (i) Chief Executive Officer, (ii) directors and
(iii) each of the Company's four most highly compensated executive officers other than the Company's Chief Executive Officer, for the period from May 30, 1996 (inception) through December 31, 1996 (the "Period") (collectively, the "Compensated Persons").

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                   COMPENSATION FOR THE PERIOD        AWARDS
                                ---------------------------------- ------------
                                                                    SECURITIES
                                                    OTHER PERIOD    UNDERLYING
  NAME AND PRINCIPAL POSITION   SALARY($) BONUS($) COMPENSATION($)  OPTIONS(#)
  ---------------------------   --------- -------- --------------- ------------
Alvin Murstein................. $151,667      --         --              --
 Chairman and Chief Executive
 Officer
Andrew Murstein................   90,417      --         --              --
 President and Chief Operating
 Officer
Daniel F. Baker................   75,833  $45,000        --           68,182
 Treasurer and Chief Financial
 Officer
Michael Fanger.................   84,583   15,000        --           68,182
 Executive Vice President
Michael J. Kowalsky............   87,500      --         --           45,456
 Executive Vice President

                                                                    LONG-TERM
                                                                 COMPENSATION(1)
                                                                 ---------------
                                                                   SECURITIES
                                                                   UNDERLYING
                                              DIRECTOR'S FEES($)   OPTIONS(#)
                                              ------------------ ---------------
Mario M. Cuomo, Director.....................       $9,500           4,848(2)
Stanley Kreitman, Director...................        9,500           2,424(3)
David L. Rudnick, Director...................        9,500           2,424(3)
Benjamin Ward, Director......................        9,500           7,272(4)

--------
(1) Options granted under the Director Plan.
(2) These shares vest in two equal installments of 2,424 shares on the date of the Annual Meeting and the 1998 annual meeting of the Company's stockholders, respectively.
(3) These shares vest on the date of the Annual Meeting.
(4) These shares vest in three equal installments of 2,424 shares on the date of the Annual Meeting and the date of the 1998 and 1999 annual meetings of the Company's stockholders, respectively.

  The following table sets forth certain information regarding options granted during the Period by the Company to the following Named Executive Officers:

                                 OPTION GRANTS

                                                                       POTENTIAL REALIZABLE VALUE AT
                                                                          ASSUMED ANNUAL RATES OF
                                                                       STOCK PRICE APPRECIATION FOR
                                       INDIVIDUAL GRANTS                      OPTION TERM(2)
                         --------------------------------------------- -----------------------------
                         NUMBER OF  PERCENT OF
                         SECURITIES   TOTAL
                         UNDERLYING  OPTIONS   EXERCISE OR
                          OPTIONS   GRANTED TO BASE PRICE   EXPIRATION
          NAME           GRANTED(#) EMPLOYEES  ($/SHARE)(1)    DATE        5%($)         10%($)
          ----           ---------- ---------- ------------ ---------- -----------------------------
Alvin Murstein..........     --         --          --          --          --             --
Andrew Murstein.........     --         --          --          --          --             --
Daniel F. Baker.........  68,182(3)   33.85%      $11.00     5/22/06   $  471,672    $  1,195,310
Michael Fanger..........  68,182(3)   33.85        11.00     5/22/06      471,672       1,195,310
Michael J. Kowalsky.....  45,456(4)   22.57        11.00     5/22/06      314,457         796,897

--------
(1) The exercise price of these options is equal to the fair market value of the Company's Common Stock on the date of grant, as determined by the Company's Board of Directors.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the underlying Common Stock. No gain to the optionees is possible without an increase in price of the underlying Common Stock, which will benefit all stockholders proportionately.
(3) Options granted under the Company's 1996 Stock Option Plan (the "1996 Plan"). These shares vest in five equal annual installments beginning May 22, 1997.
(4) Options granted under the 1996 Plan. These shares vest in twelve equal quarterly installments beginning August 22, 1996.

  The following table sets forth certain information concerning exercisable and unexercisable stock options held by the following Named Executive Officers in the Period:

    AGGREGATED OPTION EXERCISES IN THE PERIOD AND YEAR-END OPTION VALUES(1)

                         NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED
                             UNEXERCISED OPTIONS AT               IN-THE-MONEY OPTION AT
                                    YEAR-END                            YEAR-END(2)
                         -----------------------------------     -------------------------
                          EXERCISABLE        UNEXERCISABLE       EXERCISABLE UNEXERCISABLE
                         ---------------    ----------------     ----------- -------------
Alvin Murstein..........         --                --                --           --
Andrew Murstein.........         --                --                --           --
Daniel F. Baker.........         --              68,182              --        $289,774
Michael Fanger..........         --              68,182              --         289,774
Michael J. Kowalsky.....       7,576             37,880            $32,198      160,990

--------
(1) No options were exercised during the Period by the Named Executive
    Officers.
(2) Based on the difference between closing price of the underlying shares of Common Stock on December 31, 1996 as reported by the Nasdaq National Market ($15.25) and the option exercise price ($11.00).

EMPLOYMENT AGREEMENTS

  In May 1996, Alvin Murstein and Andrew Murstein entered into employment agreements with the Company. The agreements automatically renew annually for a five-year term unless either party terminates the agreement. The agreements contain non-competition covenants in favor of the Company. Michael J. Kowalsky has entered into an employment agreement with the Company which became effective in May 1996. This agreement includes a three-year term and contains non-competition covenants in favor of the Company.

REPORT OF THE BOARD OF DIRECTORS AS TO COMPENSATION MATTERS

  Prior to the Company's initial public offering on May 29, 1996, the Company's executive compensation arrangements were administered by management. During the initial period of the Company's operations from May 29 through December 31, 1996, the Company's compensation program has been administered by the full Board of Directors. The Board of Directors of the Company has delegated the authority to establish compensation policies with respect to the Company's executive officers to the Compensation Committee of the Company's Board of Directors and the Company anticipates that this program will be administered by the Compensation Committee in the near future.

  The objectives of the Company's executive compensation program are to establish compensation levels designed to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company so as to enhance stockholder value. The Board of Directors or the Compensation Committee, as appropriate, will make decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants. Option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company so as to link a meaningful portion of the compensation of the Company's executives with the performance of the Company's Common Stock. This report is submitted by the full Board of Directors and addresses the compensation policies for fiscal 1996 as they affected Alvin Murstein, in his capacity as the Chief Executive Officer of the Company, as well as each of the Company's other officers.

 Compensation Philosophy

  The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious employees. The Company's policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

  In executing its compensation policy, the Company seeks to relate compensation with the Company's financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to both the annual and long term performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and to that extent the Board of Directors applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

 Executive Compensation Program

  Annual compensation for the Company's executives consists of three principal elements: base salary, cash bonus and stock options.

 Base Salary and Cash Bonus

  In setting the annual base salaries for the Company's executives, the Board of Directors reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. Many of these companies are specialty finance companies. The Company also regularly compares the salary levels of its executive officers with other leading companies.

  Increases in annual base salary are based on a review and evaluation of the performance of the activity for which the executive has responsibility, the impact of that activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both inside and outside the Company.

  Cash bonuses are tied directly to the Company's financial performance and the contribution of the executive to such performance.

 Equity Ownership

  Executive officer compensation also includes long-term incentives afforded by options to purchase shares of Common Stock. The purposes of the Company's stock ownership program are to (i) highlight and reinforce the mutuality of long-term interests between employees and the stockholders and (ii) to assist in the attraction and retention of critically important key executives, managers and individual contributors who are essential to the Company's growth and development.

  The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the Company's executive officers to longer term success. Generally, stock options vest in equal annual installments over three to five years commencing on the first anniversary of the date of grant, and, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards. The Company also makes annual grants of options which vest in one year.

  Except for executives with substantial holdings of the Company's stock, the number of shares of Common Stock subject to option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. The exercise price of options granted by the Company is required under the 1940 Act to equal not less than 100% of the fair market value per share on the date of grant. Prior to determining the 1996 option grants to the Company's executives, the Board of Directors considered the equity compensation policies of competitors and other companies, both privately held and publicly traded, with comparable capitalizations. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Board of Directors.

 401(k) Plan

  In 1996, the Company became a participating employer in the Medallion Funding Corp. 401(k) Investment Plan (the "401(k) Plan") which covers all full and part-time employees of the Company who have attained the age of 21 and have a minimum of one-half year of service. Under the 401(k) Plan, an employee may elect to defer not less than 1.0% and no more than 15.0% of the total annual compensation that would otherwise be paid to the employee, provided, however, that employees' contributions may not exceed certain maximum amounts determined under Section 402(g) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions are invested in various mutual funds, according to the direction of the employee. At this time, employee contributions are not matched by the Company, but they may be in the future.

ALVIN MURSTEIN'S 1996 COMPENSATION

  The Board of Directors has set Alvin Murstein's total annual compensation at a level it believes to be competitive with the chief executive officers of similarly capitalized specialty finance companies. Alvin Murstein, in his capacity as Chief Executive Officer, is eligible to participate in the same executive compensation program available to the Company's other senior executives.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

  Section 162(m) of the Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options grants to executive officers in a manner that complies with these performance-based requirements.

                               BOARD OF DIRECTORS

                                 Alvin Murstein
                                 Mario M. Cuomo
                                Stanley Kreitman
                                David L. Rudnick
                                 Benjamin Ward

COMPENSATION COMMITTEE AND INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Messrs. Murstein, Kreitman and Ward. Mr. Murstein, Chairman and Chief Executive Officer of the Company, is a member of the Compensation Committee and is an "interested person" as such term is defined in Section 2(a)(19) of the 1940 Act. Additional information concerning certain transactions between Alvin Murstein and the Company appears above under the section "Certain Transactions."

STOCK PERFORMANCE GRAPH

  The following graph compares cumulative total stockholder return on the Company's Common Stock since May 23, 1996, the date of the Company's initial public offering, with the cumulative total return for the Nasdaq (U.S.) Index and the Nasdaq Financial Index. This graph assumes the investment of $100 on May 23, 1996 in the Company's Common Stock, the Nasdaq (U.S.) Index and the Nasdaq Financial Index and assumes dividends are reinvested.

                             [GRAPH APPEARS HERE]

                           CUMULATIVE TOTAL RETURN
             BASED ON REINVESTMENT OF $100 BEGINNING MAY 23, 1996


                                     23-MAY-96         JUN-96         SEP-96         DEC-96
-------------------------------------------------------------------------------------------
Medallion Financial Corp /1/           $100             $114           $132           $143
-------------------------------------------------------------------------------------------
Nasdaq (US) Index /2/                  $100             $108           $112           $118
-------------------------------------------------------------------------------------------
Nasdaq Financial Index /2/             $100             $102           $111           $123
-------------------------------------------------------------------------------------------

/1/ The cumulative total return for Medallion Financial Corp. is based upon the company's initial public offering price of $11.00 on May 23, 1996.
/2/ The cumulative total returns for the Nasdaq (U.S.) Index and the Nasdaq
    Financial Index commence May 31, 1996.

                               OTHER INFORMATION

ACCOUNTING MATTERS

  The Board of Directors has selected the independent accounting firm of Arthur Andersen LLP to audit the accounts of the Company for the year ended December 31, 1997.

  Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

OTHER MATTERS

  Management does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, the Nasdaq National Market and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers, directors and greater than 10% beneficial owners, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its executive officers, directors and stockholders were timely satisfied, except that (i) one report relating to a single transaction by Marie Russo, Senior Vice President and Secretary of the Company and (ii) four reports relating to options granted under the Director Plan on December 23, 1996 to each of Mario M. Cuomo, Stanley Kreitman, David
L. Rudnick and Benjamin Ward were not timely filed.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Proposals of stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company at its principal office in New York, New York not later than December 29, 1997 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Marie Russo, Secretary

April 29, 1997

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

                           MEDALLION FINANCIAL CORP.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1997

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND SHOULD BE RETURNED AS SOON AS POSSIBLE TO THE FIRST NATIONAL BANK OF BOSTON, C/O BOSTON EQUISERVE, SHAREHOLDER SERVICES DIVISION, P.O. BOX 664, BOSTON, MASSACHUSETTS 02102-0664.

  The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Alvin Murstein and Andrew Murstein, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of MEDALLION FINANCIAL CORP. (the "Company") to be held at the Helmsley Hotel, 212 East 42nd Street, New York, New York on Thursday, June 5, 1997 at 10:00 a.m., Eastern Standard Time, and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

  The proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

      WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

1.   To elect the following Directors (except as marked below):

                      Stanley Kreitman
                      David L. Rudnick



        [_]  FOR all nominees              [_] AGAINST
             (except as marked below)          all nominees

  (Instruction: To vote against an individual nominee, write the name of such nominee(s) in the space provided below)





2. To ratify and approve the selection by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Company for the current fiscal year ending December 31, 1997.


           [_] FOR          [_] AGAINST          [_] ABSTAIN


3. To transact such other business as may properly come before the meeting or any adjournment thereof.


           [_] FOR          [_] AGAINST          [_] ABSTAIN



           MARK HERE                      MARK HERE
           FOR ADDRESS      [_]           IF YOU PLAN      [_]
           CHANGE AND                     TO ATTEND
           NOTE AT LEFT                   THE MEETING


                                Dated: ______________________, 1997



                              ___________________________________
                                              Signature



                              ___________________________________
                                  Signature if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.